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                                                                  Exhibit 23(a)

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 14, 2003, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3, No. 333-102743) and related Prospectus Supplement(s) of John Hancock Financial Services, Inc. and John Hancock Variable Life Insurance Company for the registration of market value adjustment interest under deferred annuity contracts issued by John Hancock Variable Life Insurance Company and guarantees relating to market value adjustment interest under deferred annuity contracts issued by John Hancock Financial Services, Inc.

                                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 25, 2003